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                                             EXHIBIT INDEX


            Exhibit No.              Exhibit

            (99.1)      Annual Report for the Raytheon Savings
                              and Investment Plan
            (99.1a)     Consent of Independent Public Accountants
            (99.1b)     Raytheon Savings and Investment Plan

            (99.2)      Annual Report for the Raytheon Savings
                               and Investment Plan for Specified Hourly
                               Payroll Employees
            (99.2a)     Consent of Independent Public Accountants
            (99.2b)     Raytheon Savings and Investment Plan for
                              Specified Hourly Payroll Employees, filed as an exhibit to Raytheon's 1993 Form 8, is hereby incorporated by reference.

            (99.3)      Annual Report for the Raytheon Subsidiary Savings
                              and Investment Plan (formerly the Caloric
                              Savings and Investment Plan)
            (99.3a)     Consent of Independent Public Accountants
            (99.3b)     Raytheon Subsidiary Savings and Investment Plan

            (99.4)      Annual Report for the Raytheon Employee Savings
                              and Investment Plan (formerly The Badger
                              Company, Inc. Savings and Investment Plan)
            (99.4a)     Consent of Independent Public Accountants
            (99.4b)     The Raytheon Employee Savings and Investment Plan

            (99.5)      Annual Report for the United Engineers &
                               Constructors Savings and Investment Plan
            (99.5a)     Consent of Independent Public Accountants
            (99.5b)     United Engineers & Constructors Savings
                              and Investment Plan (merged into
                              the Raytheon Savings and Investment Plan effective March 23, 1993)